EXHIBIT 32.1

Form of Certification Pursuant to Section 1350 of Chapter 63

of Title 18 of the United States Code

I, E.V. Goings, the chief executive officer of Tupperware Corporation, certify that, to the best of my knowledge, (i) the Form 10-K for the period ended December 25, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Tupperware Corporation.

Date: March 9, 2005	/s/ E.V. GOINGS
Chairman and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Tupperware Corporation and will be retained by Tupperware Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

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